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                                                                    EXHIBIT 99.2

              CERTIFICATION PURSUANT TO SECTION 1350 OF CHAPTER 63
                      OF TITLE 18 OF THE UNITED STATES CODE

         I, John D. Kearney, Sr., Acting Chief Financial Officer of Daisytek International Corporation, certify that to the best of my knowledge: (i) the Form 10-Q for the quarterly period ended December 31, 2002, (the "Form 10-Q") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Daisytek International Corporation.


Date: February 14, 2003               DAISYTEK INTERNATIONAL CORPORATION


                                      By: /s/ John D. Kearney, Sr.
                                          ------------------------------
                                          John D. Kearney, Sr.
                                          Acting Chief Financial Officer